Exhibit 99.1

SGI REPORTS Q2 FISCAL 2010 FINANCIAL RESULTS

•	$94.1 million GAAP revenue; $151.5 million non-GAAP revenue

•	19.8% GAAP gross margin; 28.7% non-GAAP gross margin

•	$0.77 GAAP net loss per share; $0.18 non-GAAP net income per share

•	$154.8 million cash (includes restricted cash, equivalents and investments)

FREMONT, Calif., February 2, 2010 — SGI (NASDAQ:SGI), a global leader in HPC and data center solutions, today announced financial results for its second quarter of fiscal 2010, which ended December 25, 2009.

Q2 GAAP revenue was $94.1 million, compared to $100.1 million in the prior quarter and $38.8 million in the comparable year ago quarter. Non-GAAP revenue was $151.5 million, compared to $122.7 million in the prior quarter. The company did not report non-GAAP revenue in the comparable year ago quarter. (Please see the financial tables accompanying this release for details on all non-GAAP metrics and their reconciliation to GAAP measures.)

Q2 GAAP gross margin was 19.8%, compared to 22.3% in the prior quarter and (15.5)% in the comparable year ago quarter. Non-GAAP gross margin was 28.7%, compared to 28.4% in the prior quarter and 15.1% in the comparable year ago quarter.

“Eight months ago we announced a bold plan to combine Rackable Systems with Silicon Graphics. Our solid Q2 results reflect the progress we are making in this transition,” said SGI CEO Mark Barrenechea. “Furthermore, we are investing to strengthen our product portfolio, sales capabilities and service delivery that should lead to market share gains.”

Q2 GAAP net loss from continuing operations was $0.77 per share, compared to a GAAP net loss of $0.61 per share for the comparable year ago quarter. Q2 non-GAAP net income was $0.18 per share, compared to a non-GAAP net loss of $0.17 per share for the comparable year ago quarter.

SGI ended Q2 with $154.8 million in cash (includes restricted cash, equivalents and investments) compared to $123.5 million at the end of the prior quarter. The company continues to operate debt free.

Business and Financial Highlights

•	Record revenue and gross margin on a non-GAAP basis, in part due to the acquisition of the assets of Silicon Graphics.

•	25% sequential growth in cash (includes restricted cash, equivalents and investments)

•	Reported $0.18 income per share on a non-GAAP basis ($0.77 GAAP net loss per share)

•

Customer successes included: Department of Defense, Institute of Cancer Research, Onera, Imperial College London, Central Research Institute of Electric Power Industry, Amazon, NASA, Audi, and Institute for Atmospheric Physics

•	Strong industry performance: DOD, Intelligence, Financial Services, Internet, Manufacturing, Oil and Gas, and Higher Education

•	Launched new global channel program

•	Announced Altix UV: the fastest, most scalable shared memory supercomputer in the world

•	Strong Services revenue at 27% of non-GAAP revenue (39% of GAAP revenue) and International revenue at 29% of non-GAAP revenue (27% of GAAP revenue)

Internal Plans for Fiscal Year 2010

SGI is updating its previously announced internal planning objectives. For fiscal year 2010 SGI is working towards an internal plan of:

•	$500 million in non-GAAP revenue

•	Non-GAAP gross margin in the mid to high twenties

Conference Call Information

SGI will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company’s website at investors.sgi.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering the confirmation code: 7458481.

About SGI

SGI® is a global leader in cloud computing and high-performance computing and is dedicated to solving our customers’ most demanding technology and business challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements; including statements regarding SGI’s internal plan for 2010, anticipated product performance, general business outlook and integration of the businesses and assets acquired from Silicon Graphics, Inc. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: the businesses and assets acquired from Silicon Graphics, Inc., which may not be successfully integrated and SGI’s more extensive international operations following this acquisition; economic conditions impacting the purchasing decisions of SGI’s customers; SGI operates in a very competitive market, and increased competition and competitors’ new products, have in the past, and may continue, to cause pricing pressure on SGI’s products, which would negatively affect SGI’s gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI’s financial performance; SGI relies on sales to U.S. government entities and has limited experience dealing with the U.S. government as a customer; SGI is unable to control component pricing, such as what our suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI’s gross margins as well as other financial measures; and SGI may be required to write-off additional significant amounts of excess and obsolete inventory. Detailed information about these and other potential factors that could affect SGI’s business, financial condition and results of operations is included in SGI’s annual report on Form 10-K under the caption “Risk Factors,” in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2009, as updated by SGI’s subsequent filings with the SEC, all of which are available at the SEC’s Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. SGI undertakes no responsibility to update the information in this report.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI’s management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release excludes the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board, Accounting Standards Codification, ASC985-605 “Software Revenue Recognition” for certain of the Company’s transactions where software is more than incidental to the overall product solution sold. Non-GAAP gross profit and gross margin also excludes stock-based compensation expense, amortization of intangibles, inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc., and excess and obsolete and related recoveries. Non-GAAP net income/(loss) per share excludes the same items as discussed above, restructuring expenses, gain on acquisition, and, as well, the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP financial measures the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates SGI’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Contact Information:

Erik Bylin

SGI

Investor Relations

510-933-8088

investorrelations@sgi.com

SGI and its product names are trademarks or registered trademarks of Silicon Graphics International Corp. All other trademarks are property of their respective holders.

Silicon Graphics International Corp.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 25, 2009	September 25, 2009	June 26, 2009
ASSETS
Current assets:
Cash and cash equivalents	$142,798	$112,697	$128,714
Current portion of restricted cash and cash equivalents	796	540	1,119
Accounts receivable, net	77,152	85,487	64,810
Inventories	85,363	126,426	117,790
Current portion of deferred cost of revenue	28,333	11,190	5,505
Prepaid expenses and other current assets	23,928	21,885	25,757

Total current assets	358,370	358,225	343,695

Non-current portion of restricted cash and cash equivalents	3,797	2,827	2,294
Long-term investments	7,437	7,453	7,416
Property and equipment, net	30,174	32,295	33,124
Intangible assets, net	17,833	20,079	21,521
Non-current portion of deferred cost of revenue	32,916	26,123	339
Other assets	35,152	14,613	33,247

Total assets	$485,679	$461,615	$441,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,258	$54,162	$52,618
Accrued compensation	20,853	19,326	20,855
Other current liabilities	32,012	29,986	31,880
Current portion of deferred revenue	118,385	93,982	69,655

Total current liabilities	202,508	197,456	175,008

Non-current portion of deferred revenue	67,280	26,123	14,635
Long-term income taxes payable	20,745	20,592	18,948
Other non-current liabilities	15,340	15,798	14,946

Total liabilities	305,873	259,969	223,537

Stockholders’ equity	179,806	201,646	218,099

Total liabilities and stockholders’ equity	$485,679	$461,615	$441,636

Silicon Graphics International Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 25, 2009	September 25, 2009	January 3, 2009
Revenue	$94,137	$100,123	$38,764
Cost of revenue	75,451	77,755	44,774

Gross profit (loss)	18,686	22,368	(6,010)

Operating expenses:
Research and development	13,084	10,059	3,215
Sales and marketing	18,140	16,053	5,092
General and administrative	12,975	13,811	5,039
Acquisition-related	(968)	411	—
Restructuring	1,715	503	—

Total operating expenses	44,946	40,837	13,346

Loss from operations	(26,260)	(18,469)	(19,356)

Interest and other income, net:
Interest income, net	104	124	343
Other income (expense), net	(1,519)	605	(771)

Total interest and other income, net	(1,415)	729	(428)

Loss from continuing operations before tax	(27,675)	(17,740)	(19,784)
Income tax provision (benefit)	(4,548)	62	(1,612)

Loss from continuing operations	(23,127)	(17,802)	(18,172)

Discontinued operations:
Income (loss) from discontinued operations	84	180	(504)
Income tax provision	—	—	867

Income (loss) from discontinued operations, net	84	180	(1,371)

Net loss	$(23,043)	$(17,622)	$(19,543)

Net income (loss) per share, basic and diluted :
Continuing operations	$(0.77)	$(0.60)	$(0.61)
Discontinued operations	—	0.01	(0.05)

Basic and diluted net loss per share	$(0.77)	$(0.59)	$(0.66)

Shares used in computing basic and diluted net income (loss) per share	29,952	29,893	29,790

Share-based compensation by category is as follows:
Cost of revenue	$146	$264	$143
Research and development	194	191	(134)
Sales and marketing	188	(67)	(121)
General and administrative	815	798	(144)

Continuing operations	1,343	1,186	(256)
Discontinued operations	—	(106)	(48)

Total	$1,343	$1,080	$(304)

Silicon Graphics International Corp.

Q2 FISCAL 2010 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended December 25,			Three Months Ended September 25,			Three Months Ended January 3,
	2009 GAAP	Adj.	2009 Non-GAAP	2009 GAAP	Adj.	2009 Non-GAAP	2009 GAAP	Adj.	2009 Non-GAAP
TOTAL REVENUES	$94,137	$57,364	$151,501	$100,123	$22,578	$122,701	$38,764	$—	$38,764
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(57,364)	57,364	—	(22,578)	22,578	—	—	—	—

COST OF REVENUES	$75,451	$32,559	$108,010	$77,755	$10,055	$87,810	$44,774	$(11,853)	$32,921
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(39,874)	39,874	—	(12,093)	12,093	—	—	—	—
Amortization of intangible assets (3)	297	(297)	—	334	(334)	—	—	—	—
Inventory step up (4)	642	(642)	—	1,440	(1,440)	—	—	—	—
Stock-based compensation (5)	146	(146)	—	264	(264)	—	143	(143)	—
Excess and obsolete and related (recoveries) (6)	6,230	(6,230)	—	—	—	—	11,710	(11,710)	—

GROSS PROFIT	$18,686	$24,805	$43,491	$22,368	$12,523	$34,891	$(6,010)	$11,853	$5,843

GROSS MARGIN %	19.8%		28.7%	22.3%		28.4%	-15.5%		15.1%

OPERATING EXPENSES	$44,946	$(3,894)	$41,052	$40,837	$(2,533)	$38,304	$13,346	$399	$13,745
Included in the above results:
Amortization of intangible assets (3)	1,950	(1,950)	—	1,108	(1,108)	—	—	—	—
Stock-based compensation (5)	1,197	(1,197)	—	922	(922)	—	(399)	399	—
Restructuring (7)	1,715	(1,715)	—	503	(503)	—	—	—	—
Acquisition-related (8)	(968)	968	—	—	—	—	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(26,260)	$28,699	$2,439	$(18,469)	$15,056	$(3,413)	$(19,356)	$11,454	$(7,902)

OPERATING MARGIN %	-27.9%		1.6%	-18.4%		-2.8%	-49.9%		-20.4%

OTHER INCOME (EXPENSE), Net	$(1,415)	$—	(1,415)	$729	$—	729	$(428)	$—	(428)

INCOME TAX EFFECTS: PROVISION/(BENEFIT) (9)	$(4,548)	$—	$(4,548)	$62	$56	$118	$(1,612)	$(1,646)	$(3,258)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$(23,127)		$5,572	$(17,802)		$(2,802)	$(18,172)		$(5,072)

NET INCOME/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.77)		$0.18	$(0.60)		$(0.09)	$(0.61)		$(0.17)

SHARES USED IN COMPUTING NET INCOME/(LOSS) PER SHARE	29,952		30,120	29,893		29,893	29,790		29,790

NOTES:

(1)

This presentation includes certain financial measures not inconformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)	Add back of revenue and cost of revenue deferred under Software Revenue Recognition rules previously referred to as part of Statement of Position 97-2 (SOP 97-2) now codified as ASC 985-605 — $57,364 and $22,578 for revenues, $39,874 and $12,093 for cost of revenues in the periods ending December 25 and September 25, 2009 respectively. There was no similar adjustment in the prior year.
(3)	Amortization expense related to intangible assets associated with the asset purchase of Silicon Graphics, Inc. of $297 and $334 under cost of revenues, $1,950 and $1,108 under operating expenses in the periods ending December 25 and September 25, 2009 respectively. There was no similar adjustment in the prior year. Estimated future annual amortization expense related to intangible assets as of December 25, 2009 is as follows:

Remainder of Fiscal 2010	$4,022
Fiscal 2011	3,280
Fiscal 2012	3,212
Fiscal 2013	2,814
Fiscal 2014	2,405

$15,733

(4)	Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $642 and $1,440 in the periods ending December 25 and September 25, 2009 respectively. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which $2,839 of this inventory step up remains to flow through cost of revenue in future periods.
(5)	Stock-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended December 25, 2009			Three Months Ended September 25, 2009			Three Months Ended January 3, 2009
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cost of Revenues	$146	$(146)	$—	$264	$(264)	$—	$143	$(143)	$—
Research & Development	194	(194)	—	191	(191)	—	(134)	134	—
Sales & Marketing	188	(188)	—	(67)	67	—	(121)	121	—
General & Administrative	815	(815)	—	798	(798)	—	(144)	144	—

Total stock-based compensation	$1,343	$(1,343)	$—	$1,186	$(1,186)	$—	$(256)	$256	$—

(6)	Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written down inventories of $6,230 and $11,710 in the periods ending December 25, 2009 and January 3, 2009 respectively.
(7)	Restructuring expenses relating to personnel and facilities of $1,715 and $503 in the periods ending December 25 and September 25, 2009 respectively.
(8)	Acquisition-related benefit arose from the asset purchase of Silicon Graphics, Inc of $968 in the period ending December 25, 2009.
(9)	Estimated income tax effect related to GAAP to non-GAAP adjustments.